Exhibit I

Xstrata Capital Holdings Pty Limited (ACN 111 756 337)

Notice of Variation of the Offer

TO: WMC Resources Ltd (ABN 76 004 184 598)

AND TO: Each person to whom an offer was made (“Offer”) pursuant to the Bidder’s Statement dated 16 December 2004 (“Bidder’s Statement”) by Xstrata Capital Holdings Pty Limited (“Xstrata Capital”)

Extension of the Offer Period

Xstrata Capital gives notice under section 650D of the Corporations Act 2001 (Cth) (“Corporations Act”) that it varies the Offer by extending the Offer Period from 7.00pm (Sydney time) on 28 February 2005 to 7.00pm (Sydney time) on 24 March 2005 (unless further extended).

The new date for giving a notice under section 630 of the Corporations Act on the status of the conditions set out in Appendix 2 of the Bidder’s Statement is 16 March 2005.

As this variation results in Xstrata Capital varying the Offer in a way that postpones for more than 1 month the time when Xstrata Capitalhas to meet its obligations under the bid, each person to whom Xstrata Capitalhas made an Offer and who has accepted the Offer, has the right to withdraw their acceptance in accordance with section 650E of the Corporations Act. This right is in addition to any withdrawal rights applying under clause 4 of the terms of the Offer as set out in Appendix 1 of the Bidder’s Statement.

Variation of terms of withdrawal rights

Xstrata Capital gives notice under section 650D of the Corporations Act that it varies the Offer (in accordance with section 650A of the Corporations Act as amended by the declaration given by the Australian Securities and Investments Commission under section 655A of the Corporations Act dated 14 February 2005) by varying the following terms of the Offer as set out in Appendix 1 of the Bidder’s Statement:

(a)	clause 4.6, by amending subparagraph (a) to read “Xstrata Capital has announced that it and its associates have acquired:

(i)	a relevant interest in at least 90% (by number) of the WMC Shares; and
(ii)	at least 75% (by number) of the WMC Shares that Xstrata Capital offered to acquire under the Offer; or”;

(b)
clause 4.7, by inserting at the end of that clause the following paragraph:

“In either case, for a withdrawal of your acceptance to be valid, you must return any consideration received by you for accepting the Offer.”;

(c)	clause 4.8, by amending subparagraph (a) to read “the date on which Xstrata Capital announces that it or its associates have acquired:

(i)	a relevant interest in at least 90% (by number) of the WMC Shares; and

(ii)	at least 75% (by number) of the WMC Shares that Xstrata Capital offered to acquire under the Offer;”.

Other

The Offers were previously varied by notices dated 20 January 2005 and 7 February 2005.

A copy of this notice was lodged with the Australian Securities and Investments Commission (“ASIC”) on 17 February 2005. ASIC takes no responsibility for the contents of this notice.

Dated: 17 February 2005

SIGNED on behalf of Xstrata Capital Holdings Pty Limited pursuant to a resolution passed by its directors.

/s/ Nicholas Pappas	/s/ Jason Watts
Attorney for Benny Levene, Director	Attorney for Brian Azzopardi, Director